UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2011

SILICON SOUTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51906	77-0458478
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 1500 – 701 West Georgia Street
Vancouver, British Columbia, Canada	V7Y 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 601-8503

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into Material Definitive Agreement

On May 13, 2011 Silicon South, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ECOfluid Systems, Inc., a British Columbia Corporation (“ECO”) and ECO’s principal owner Mr. Karel V. Galland pursuant to which the Company agreed to purchase the world rights to the USBF Trademark and Patent owned by ECO, all improvements to the Patent and all future wastewater treatment technology developed by ECO (collectively referred to as the “Assets”). Under the terms of the Asset Purchase Agreement, the purchase price for the assets is US$1,050,000. The Asset Purchase Agreement is attached hereto as Exhibit 10.9.

Prior to execution of the Asset Purchase Agreement, the Company was a party to a license agreement with ECO pursuant to which the Company was granted an exclusive license to manufacture and/or assemble, distribute, sell, advertise and promote wastewater treatment systems utilizing the USBF Patent and Trademark owned by ECO throughout China and was obligated to pay ECO a sales fee equal to 12.5% of the hard costs incurred in conjunction with construction  of any wastewater treatment system using the licensed technology.  Under this license agreement, the minimum annual sales fee payable by the Company in order to maintain its exclusive territory was $50,000.

Prior to execution of the Asset Purchase Agreement, the Company was also a party to a non-exclusive purchase agreement with ECO pursuant to which the Company held the non-exclusive right to acquire the USBF Trademark and the patent owned by ECO for a purchase price of US $2,000,000 until March 31, 2011.

Item 2.01

Completion of Acquisition of Assets

Effective June 14, 2011, the Company completed the closing of the Asset Purchase Agreement and signed the Addendum to the Asset Purchase Agreement. Upon closing, the Company acquired the world rights to the Assets at the purchase price of US$1,050,000.

The Patent covers the Upflow Sludge Blanket Filtration process (“USBF TM””), as well as several advancements to this system.  The patent addresses a recycle system for use in wastewater treatment facilities utilizing either partially fluidized or combined fluidized bed filtration principles comprising the use of discrete passage ways to allow flow between the bottom of the clarifier and the aeration compartment, a baffle positioned between bubblers in the aeration compartment and the clarifier openings, and a conduit positioned in the clarifier to provide flow between the clarifier and the anoxic compartment that helps prevent the formation of settled sludge pockets, allows for almost complete evacuation of the solids during “no flow” conditions, and improves on other inefficient conditions inherent in treatment systems using prior art recycle designs.

In conjunction with, and as a condition to, closing under the Asset Purchase Agreement, the Company also executed a Technology Transfer License Agreement with ECO (the “License Agreement”), dated May 13, 2011, and an Addendum to Technology Transfer License Agreement dated June 14, 2011,  pursuant to which it agreed to license back to ECO the exclusive, royalty-free right, to use the Assets to manufacture, assemble, distribute, sell, lease and promote  wastewater treatment systems within the geographic territory consisting of North America (inclusive of Hawaii), Central America and the Caribbean.  The term of the License Agreement is coextensive with the term of the Patent purchased by the Company (which currently expires September 18, 2027).  Under the terms of the License Agreement, ECO is obligated to pay the Company a sales fee based on hard costs of completed systems sold by ECO.  The sales fee is 1.5% of the hard cost of systems completed in the first year of the License Agreement, 3.5% in the second year, 5% in years 3 and 4, and 6% thereafter throughout the remaining term of the License Agreement.   The Technology Transfer License Agreement is attached hereto as Exhibit 10.10, and the Addendum to Technology Transfer Agreement is attached hereto as Exhibit 10.11..

In conjunction with, and as a condition to, closing under the Asset Purchase Agreement, the Company also executed a Consulting Services Agreement with Karel V. Galland, dated May 13, 2011, pursuant to which Mr. Galland agreed to be available to provide consulting services to the Company and others on matters relating to the use and implementation by the Company and its licenses of the Assets.  The Consulting Services Agreement has a term of 3 years.  The Company agreed to pay Mr. Galland a mutually agreed upon fee for all contracted work and to reimburse him for costs and expenses at the rate of actual cost plus 12%.   The Consulting Services Agreement is attached hereto as Exhibit 10.12.

The funds for closing under the Asset Purchase Agreement were provided by closing under the terms of the Funding Agreement dated July 9, 2010, by and between the Company and Weibiao Xu and Associates, a Republic of China

Funding Group (“CFG”).  Under the terms of the Funding Agreement, CFG subscribed for the purchase of a total of 4,800,000 shares of the Company’s common stock at a price of $0.25 per share (an aggregate subscription of US$1,200,000)

Item 5.02

Departure of Directors or Principal Officers; Appointment of Principal Officers

On June 14, 2010, Shengfeng (Justin) Wang resigned as the Company’s Chief Financial Officer.  Although he resigned as CFO, Mr. Wang continues to serve as a Director of the Company and as its Vice President of China Operations. On the same date, our board of directors appointed Ms. Xinlin Huang as the Chief Financial Officer, Treasurer and Secretary of the Company and appointed Karel Galland as a director of the Company.

Ms. Huang, age 40, is qualified as a Chartered Accountant in Canada and has served as the CFO, a director or consultant for Canadian and US companies, specialized in the areas of public company compliance, financial management and reporting, business analysis and internal controls. From January 9, 2008 to March 14, 2011, she was a director, the CFO and the Corporate Secretary of Big North Capital Inc. listed on the TSX.V.  From January 25, 2011 to current, Mr. Huang is the CFO of Huaxing Machinery Corp. listed on the TSX.V. Ms. Huang has been the President of Sonnenblumen Financial Services Inc. for the past five years, providing consulting services to private and public companies. From 2006 to 2009 Ms. Huang was an auditor of US and Canadian public companies at a midsized Chartered Accountant firm in Vancouver, BC registered with both the PCAOB and the CPAB. She has her First Class Honours Degree in Accounting and Finance from Simon Fraser University in British Columbia, and her English degree from Shanghai University.

There are no family relationships between Ms. Huang and the Company.  There were no transactions or proposed transactions between the Company and Ms. Huang which would be required to be reported hereunder.

Karel V. Galland, age 67, was appointed as a member of the Company’s board of directors on June 14, 2011.   Mr. Galland has substantial engineering and management experiences in areas such as plant design, project management, plant construction, plant start-ups and operation, and business development.  Mr Galland was the founder, and since 1995, he has been the President and the principal owner of ECOfluid Systems, Inc., a British Columbia corporation which is in the business of designing, building and operating wastewater treatment plants using proprietary treatment technology.   Mr. Galland was appointed as a director because of his knowledge and expertise in the wastewater treatment field and in particular because of his knowledge and experience with respect to the USBF Patent purchased by the Company.

Mr. Galland was appointed to the Company’s board of directors pursuant to the terms of a Share Transfer Agreement dated May 13, 2011, between Asiamera Capital, Inc., a Nevada corporation and/or Brian L. Hauff as Sellers and Karel V. Galland as “Buyer.”  Under the terms of the Share Transfer Agreement, which is attached hereto as Exhibit 10.13, Asiamera Capital, Inc., which is owned by Brian L. Hauff and Shengfeng (Justin) Wang, both of whom are directors of the Company, agreed to sell or transfer 1,000,000 shares of the Company’s issued and outstanding common stock to Mr. Galland for a nominal purchase price of $1,000, or $0.001 per share.  Mr. Hauff and Mr. Wang also agreed to take necessary steps to cause Mr. Galland to be appointed to the Company’s board of directors.   Prior to completion of the share transfer, Asiamera was the owner of a total of 4,250,000 shares, or approximately 8.98%, of the Company’s issued and outstanding common stock. Following completion of the share transfer, Asiamera will be the owner of 3,250,000 shares, or approximately 6.87%, of the Company’s issued and outstanding common stock. The Company was not a party to the transaction.

There are no family relationships between Mr. Galland and the Company.   Prior to his appointment as a director, Mr. Galland was a party to the Share Transfer Agreement described above as well as the Asset Purchase Agreement described in Items 1.01 and 2.01, above.  In addition, in conjunction with closing under the terms of the Asset Purchase Agreement, the Company entered into a Consulting Agreement with Mr. Galland as described in Item 2.01, above.    Except for the foregoing there were no transactions or proposed transactions between the Company and Mr. Galland which would be required to be reported hereunder.

Item 9.01

Financial Statements and Exhibits

10.9       Asset Purchase Agreement dated May 13, 2011, by and between Silicon South, Inc., Ecofluid Systems, Inc, and Karel V. Galland

10.10       Technology Transfer License Agreement, dated May 13, 2011, by and between Silicon South, Inc., and ECOfluid Systems, Inc.

10.11       Addendum to Technology Transfer License Agreement, dated June 14, 2011, by and between Silicon South, Inc., and ECOfluid Systems, Inc.

10.12       Consulting Services Agreement dated May 13, 2011, by and between Silicon South, Inc., and Karel V. Galland.

10.13       Share Transfer Agreement dated May 13, 2011, by and between Asiamera Capital, Inc., a Nevada corporation, and/or Brian L. Hauff, as Sellers, and Karel V. Galland, as Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011

Silicon South, Inc.

/s/ “Brian Hauff”

Brian L. Hauff

President and Director